UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2008
Littelfuse, Inc.
(Exact Name Of Registrant As Specified In Charter)

Delaware	0-20388	36-3795742
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
800 East Northwest Highway,
Des Plaines, IL 60016
(Address of principal executive offices, including zip code)
(847) 824-1188
(Registrant’s telephone number, including area code)
Not applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 – Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On October 24, 2008, the Board of Directors of Littelfuse, Inc. (the “Company”) approved an amended Code of Conduct for the Company. The amended Code of Conduct was updated and reorganized to emphasize the Company’s core ethics and standards and to improve the clarity and applicability of the Code of Conduct for the Company’s employees, particularly in light of the Company’s international growth in recent years. The amended Code of Conduct includes enhanced provisions relating to insider trading and investor relations; use and protection of Company funds, property and information; and conducting business in foreign countries. In addition, the amended Code of Conduct streamlines and clarifies provisions relating to reporting, enforcement and compliance. The amended Code of Conduct also highlights the Company’s Global Compliance and Ethics Helpline as a resource to employees. A copy of the amended Code of Conduct is attached to this report as Exhibit 14.1 and is incorporated herein by reference. The updated Code of Conduct is also available on the Company’s website, www.littelfuse.com, by first clicking “Investors” and then “Corporate Governance”.
Item 9.01 Financial Statements and Exhibits.
     The following exhibit is filed with this report:

Exhibit No.	Description

14.1	Littelfuse, Inc. Code of Conduct

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTELFUSE, INC.
(Registrant)

Date: October 30, 2008	/s/ Philip G. Franklin Philip G. Franklin
Vice President, Operations Support
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

14.1	Littelfuse, Inc. Code of Conduct